FINDER'S FEE AGREEMENT

THIS AGREEMENT is dated for reference as of the 8th day of June, 2009, between Voice Mobility International, Inc. (the "Company"), having its head office at 100 – 4190 Lougheed Highway, Burnaby, BC V5C 6A8, and Raymond James Ltd., having a business address at Suite 2200 – 925 West Georgia Street, Vancouver, BC V6C 3L2 (the "Finder").

WHEREAS:

A. The Company seeks to complete a financing of units of the Company (each, a "Unit") at a price of $0.10 per unit. Each unit will consist of one common share (each, a "Share") and one non-transferable share purchase warrant (each, a "Warrant"), with each Warrant entitling the holder to purchase one additional Share (each, a "Warrant Share") for a period of three years from the date of closing at a purchase price of $0.20 per Warrant Share (the "Offering").

B. The Finder may introduce to the Company persons who wish to participate in the Offering, but is under no obligation to do so.

C. The Company may accept subscriptions from persons introduced by the Finder, but is under no obligation to do so.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the parties), the parties agree as follows:

1. **Fees**

1.1 The Company will pay the Finder, at the closing of the Offering, a fee consisting of the issuance of Units to the Finder equal to 10% of the Units subscribed for by persons introduced to the Company by the Finder.

1.2 Each Unit will consist of one Share and one Warrant, with each Warrant entitling the holder to purchase one additional Warrant Share of the Company for a period of three years from the date of closing at a purchase price of $0.20 per Warrant Share, subject to the right of the Company, on thirty (30) days' written notice (the "Notice"), to require the holders of the Warrants to exercise the Warrants so long as (i) the closing price of the Shares on the Toronto Stock Exchange (the "TSX") equals or exceeds CDN$0.30 per share for at least thirty (30) consecutive trading days prior to the date of the Notice and (ii) the average daily trading volume is greater than 100,000 Shares for such thirty (30) consecutive trading day period. The Warrants will terminate on the date that is 120 days from the date of the Notice in the event that the Finder does not exercise the Warrants.

2. **Relationship Between Parties**

2.1 Nothing contained in this Agreement shall be construed as:

(a) creating an obligation on the Finder to market the Offering or solicit purchasers for the Offering;

(b) creating any obligation on the Company to accept subscriptions from any of the purchasers introduced by the Finder; or

(c) constituting the Finder acting as an agent of the Company.

2.2 This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any prior understandings and agreements between the parties with respect to its subject matter. Further, there is no agreement, commitment arrangement or understanding between the parties pursuant to which the Finder will act as advisor, agent or underwriter or member of a selling group in respect of the Offering or in respect of a subsequent offering of securities of the Company. There are no representations, warranties, conditions, undertakings or collateral agreements, express implied or statutory between the parties other than as expressly set forth in this Agreement.

3. <u>Representations by the Company</u>

3.1 The Company represents, warrants and covenants to the Finder that:

(a) Good Standing: The Company and its subsidiaries, if any, are in good standing and are duly registered in the jurisdictions they carry on business;

(b) Issuance of Securities: The Company will reserve or set aside sufficient shares in its treasury to issue the Shares and the Warrant Shares and all such shares will be duly and validly issued as fully paid and non-assessable;

(c) Title: Other than has been disclosed publicly by the Company in documents filed on the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators ("SEDAR"), the Company is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests referred to as owned by the Company in the Company's documents filed on SEDAR, and all agreements by which the Company holds an interest in a property, business or assets are in good standing according to their terms;

(d) Disclosure and Financial Statements: The Company's documents filed on SEDAR, and all financial, marketing, sales and operational information provided to the Finder do not contain any misrepresentations and the Company's financial statements filed with the applicable securities regulatory authorities have been prepared in accordance with Canadian generally accepted accounting principles;

(e) Compliance with Laws and Regulations: To the best of the Company's knowledge, the Company is in compliance with all applicable laws and regulations in the jurisdictions in which it carries on business and the Company does not know of, nor has reasonable grounds to know of, any facts that could give rise to any non-compliance;

(f) No Undisclosed Material Change: There is not presently, and will not be until the closing, any material change or change in any material fact relating to the Company which has not been fully disclosed to the public;

(g) Offering Not in Conflict or Breach: The issue and sale of the securities in the Offering by the Company does not and will not conflict with and will not result in a breach of: (i) any laws or regulations to which it is subject; (ii) the constating documents or resolutions of

the Company; (iii) any agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (iv) any judgment or order binding the Company or the property or assets of the Company;

(h) No Suits, Proceedings or Judgments: The Company is not a party to any suits or proceedings which could materially affect the Company and to the best of the Company's knowledge no such suits or proceedings are contemplated or have been threatened and there are no judgments against the Company which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer is subject;

(i) Reporting Issuer Status: The Issuer is a "reporting issuer" within the meaning of the securities legislation in the provinces of British Columbia, Alberta, Ontario, Quebec and New Brunswick and is not in default of any of the requirements of the securities legislation in those provinces or the policies of the Toronto Stock Exchange;

(j) No Cease Trade Orders or Suspensions: To the best of the Company's knowledge, no order ceasing, halting or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company and no investigations or proceedings for such purposes are pending or threatened;

(k) Continuous Disclosure: The Company has and will have filed all documents that are required to be filed under the continuous disclosure provisions of the securities legislation; and

(l) Representations and Warranties True as of Closing: These warranties and representations are true and correct and will remain so as of the closing of the Offering.

4. **Indemnity**

4.1 The Company hereby agrees to indemnify and hold the Finder, and its affiliates, and each of their directors, officers, employees and agents (hereinafter referred to as the "Personnel") harmless from and against any and all losses or damages that may be incurred in relation to any claim, action, or investigation, whether actual or threatened, that arise directly or indirectly in connection with the matters referred to in this Agreement.

4.2 The indemnity obligations of the Company shall extend upon the same terms and conditions to the Personnel of the Finder and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Finder and any of the Personnel of the Finder. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

5. **General Provisions**

5.1 The representations, warranties and indemnities in this Agreement will survive the Closing and the completion of the Offering.

5.2 The parties will comply in all respects with all applicable laws, rules and policies in connection with the Offering.

5.3 Any amendment to this Agreement must be set forth in writing and duly executed by both parties.

5.4 Any notice given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient at the addresses of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other. Any notice given shall be conclusively deemed to have been given on the day of actual delivery.

5.5 Each party must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out the full intent and meaning of this Agreement.

5.6 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof. Headings used in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

5.7 This Agreement may be executed in counterparts and delivered electronically or by fax, each of which shall be deemed to be an original and both of which together will constitute one agreement, effective as of the date given above notwithstanding the actual date of the execution.

5.8 This Agreement may be terminated at anytime up to closing of the Offering by either the Company or the Finder.

THE PARTIES, intending to be legally bound, have executed this Agreement as of the date set forth on the first page notwithstanding its actual date of execution.

RAYMOND JAMES LTD.

by its authorized signatory:

/s/ David Melillo

Name and Title:
DAVID MELILLO
VICE PRESIDENT,
VENTURE CORPORATE FINANCE

VOICE MOBILITY INTERNATIONAL, INC.

by its authorized signatory:

/s/ Randy Buchamer

Name and Title: Randy Buchamer
CEO